EXHIBIT 4.1



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

     We have issued our report dated April 16, 1998 on the statement of net assets and related portfolio of Ranson Unit Investment Trusts Series 68 as of April 16, 1998 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Independent Auditors".




                                     ALLEN, GIBBS & HOULIK, L.C.

Wichita, Kansas
April 16, 1998